STOCK PURCHASE AGREEMENT

Agreement (the "Agreement") made as of the 3rd day of January, 1997 by and among BREED Technologies, Inc., a Delaware corporation with its principal office at Lakeland, Florida, U.S.A. (The "Buyer"), and BTI Investments, Inc., an Ontario, Canada corporation with its principal office at Waterloo, Ontario, Canada (the "Company"), and the Stockholders listed on Schedule I attached hereto (individually, a "Stockholder" and collectively, the "Stockholders"), who own all of the issued and outstanding capital stock of the Company.

                          Preliminary Statement

1. Each of the Stockholders owns the number of the issued and outstanding shares (collectively, the "Shares") as set forth in Schedule I attached hereto, which Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the company.

2. The Buyer desires to purchase, and the Stockholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

3. All references to dollars in this Agreement shall mean U.S. Dollars. All amounts referred to herein shall be converted to U.S. Dollars at an exchange rate of $1.00 Canadian/$0.75 U.S.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       Purchase and Sale of the Shares

1.01 Purchase of the Shares from the Stockholders. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder either directly or indirectly, all the Shares and/or interest owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule I attached hereto. The consideration shall be allocated to discharge shareholder loans, purchase shares and to fund the redemption of Shares as may be agreed upon prior to Closing. At the Closing each Stockholder shall, to the extent each Stockholder retains Shares at Closing, deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly
         endorsed  in  blank  or  with  stock  powers  duly   executed  by  such
         Stockholder.

1.02 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more


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         effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Stockholder, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries (as defined in Subsection 3.03 hereof), to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

1.03      Consideration.

                  (a) The consideration to be paid by the Buyer shall be:

                           (i) Seventy Million Dollars ($70,000,000) (the "Base Purchase Price"), subject to adjustment pursuant to Subsections 1.04, 1.05, and 12.04 hereof. The Base Purchase Price shall be payable in the manner described in paragraph (b) of this Subsection 1.03.

                           (ii) Up to Five Million Dollars ($5,000,000) (the "Earn Out"), to be paid five years from the date of Closing (the "Closing Date") according to Schedule 1.03.

                  (b) At the Closing, the Buyer shall deliver:

                           (i) to the Stockholders' Representative (as defined in Subsection 1.06 hereof), the sum of Sixty-Seven Million Five Hundred Thousand Dollars ($67,500,000) by wire transfer of immediately available funds to an account designated by the Stockholders' Representative, for distribution to the Stockholders by the Stockholder's Representative in the amount set forth opposite each such Stockholder's name on
                           Schedule I attached hereto. Such sum shall include full repayment of any and all loans outstanding as of the Closing Date from any Stockholder, director or officer to the Company or any of its Subsidiaries, and Schedule I shall indicate all such loans.

                           (ii) to an escrow agent to be mutually agreed upon (the "Escrow Agent"), the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), to be held in an interest-bearing escrow account pursuant to the terms of the Escrow Agreement attached hereto as
                           Exhibit 1.03(b) (the "Escrow Agreement"), as a reserve (the "Reserve Account") for all or part of any adjustments pursuant to Subsection 1.04 and to satisfy all or part of any claims for indemnity pursuant to Section 10 hereof.

1.04 Post Closing Adjustments. The Base Purchase Price set forth in Subsection 1.03 hereof shall be subject to adjustment after the Closing Date as follows:

                  (a) Within 90 days of Closing, the Company's independent public accountants (the "Company's Auditor") shall deliver to the Stockholders and to the Buyer's


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                  independent  public  accountants  (the "Buyer's  Auditor") the consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied consistently with the Company's past practices (to the extent that such past practice was in accordance with generally accepted accounting principles), without any adjustments applicable solely as a result of the acquisition of the Shares by the Buyer on the Closing Date, and shall be certified without qualification by the Company's Auditor.

                  (b) Intentionally omitted.

                  (c) Buyer and Buyer's Auditor shall have full access to the books and records of the Company and Subsidiaries and working papers of the Company's Auditor to confirm the values reflected in the Closing Balance Sheet. The values or amounts for each item reflected on the Closing Balance Sheet shall be binding upon the Buyer, unless the Buyer gives written notice within 60 days after receipt of the Closing Balance Sheet, of disagreement with any of the values or amounts shown on the Closing Balance Sheet, specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyer and the Stockholders' Representative are unable to resolve any such disagreement within 60 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration as provided herein. If as a result of the resolution of any disputes by agreement pursuant to this Subsection 1.04 or by arbitration hereto, any amount shown in the Closing Balance Sheet is determined to be erroneous, such erroneous amount shall be deleted from the Closing Balance Sheet and the correct amount shall be inserted in lieu thereof. The Closing Balance Sheet, as so corrected, shall constitute the Closing Balance Sheet for purposes of this Agreement.

                           (i) In the event of a dispute under this Section, either the Buyer or the Stockholders' Representative may submit the matter to arbitration by notifying the other party and the Escrow Agent in writing. Within 10 business days after receipt of such notice, the Buyer and Stockholders' Representative shall designate in writing one arbitrator to resolve the dispute. If unable to agree, an arbitrator shall be appointed by the American Arbitration Association. The arbitrator shall not be an employee, consultant, officer, director or stockholder of any party hereto.

                           (ii) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the
                           Stockholders' Representative shall meet, at which time the Buyer and the Stockholders' Representative shall set forth in writing all disputed issues and a proposed ruling on each such issue.

                           (iii) The arbitrator shall set date for a hearing no later than 30 days after the submission of proposals pursuant to subparagraph (ii) above to discuss


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                           each of the  issues  identified  by the Buyer and the
                           Stockholders' Representative . The arbitration shall, as to the resolution of any dispute, shall be binding and conclusive upon all parties hereto and shall be governed by the rules of the American Arbitration Association, provided that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (iv) The arbitrator shall use his best efforts to rule in writing on each disputed issue within 30 days after completion of the aforementioned hearing. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto.

                           (v) The parties shall pay their respective costs and fees incurred in connection with the arbitration and shall share the costs of the arbitrator and any hearings.

                           (vi) Any arbitration held pursuant hereto shall be conducted in Detroit, Michigan, or such other location as the parties shall mutually agree. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover.

                  (d) The Buyer shall pay the fees and disbursements of the Buyer's Auditor. The fees and disbursements of the Company's Auditor incurred in the audit of the Closing Balance Sheet shall be paid by the Company. Any audit fees incurred subsequent to delivery of the Closing Balance Sheet because of amounts disputed by the Stockholders shall be paid by the Stockholders, in proportion to their ownership of Shares as set forth on Schedule I attached hereto.

                  (e) Immediately upon the expiration of the 60 day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon resolution of disputes, if any, pursuant to this Subsection 1.04, the Base Purchase Price shall be adjusted as follows (as so adjusted, the "Adjusted Purchase Price"):

                           (i) If the Net Worth of the Company (as such term is defined below) on the Closing Date, as reflected on the Closing Balance Sheet, is less than $20,000,000, the deficiency shall be deducted from the Base Purchase Price to obtain the Adjusted Purchase Price.

                           (ii) The term "Net Worth of the Company" is defined as the excess of the depreciated book value of all assets of the Company and the Subsidiaries, including patents, copy rights, trademarks and other similar intangible items, over the book value of all liabilities, excluding loans from Stockholders and amounts accrued as bonuses or commissions payable to Stockholders as set forth in Exhibit 1.04 (e)(ii), of the Company and the Subsidiaries, all as shown on the Closing Balance Sheet.


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1.05     Payments on Account of Adjustments.

                  (a) The difference between the Adjusted Purchase Price and the Base Purchase Price, together with interest thereon at the rate of 6% per annum from the Closing Date to the payment of such deficiency, shall be paid to the Buyer immediately upon the expiration of the 60-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon final resolution of any dispute in connection with the determination of the Adjusted Purchase Price.

                  (b) Any amounts payable to the Buyer, or the Company (if the Closing occurs), in connection with any claim for indemnification pursuant to Section 10 hereof, shall be paid to the Buyer or the Company, as the case may be, immediately upon the resolution, by agreement or arbitration, of such indemnification claim.

                  (c) If an amount is payable to the Buyer pursuant to paragraph
                  (a) or (b) or this Subsection 1.05, such amount shall, to the extent of available funds, be paid to the Buyer by the Escrow Agent from the Reserve Account and, to the extent that funds in the Reserve Account are insufficient, be paid to the Buyer directly by the Stockholders, jointly and severally, in cash, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the Buyer. Any balance remaining in the Reserve Account, after any payment to the Buyer pursuant to the preceding sentence, and subject to the provisions of paragraph (d) hereof, shall be paid by the Escrow Agent to the Stockholders' Representative. All payments to the Stockholders' Representative by the Escrow Agent shall be distributed by the Stockholders' Representative to each of the Stockholders in the proportion set forth opposite their respective names on Schedule I attached hereto.

                  (d) Except for Payments permitted pursuant to paragraphs (a) and (b) above, all amounts in the Reserve Account shall be held in such Account, until the later of (i) two years from the Closing Date, (ii) the final determination of the Adjusted Purchase Price, whether by agreement or otherwise, or (iii) the final resolution, whether by agreement or arbitration, of any claims for indemnification under Section 10 hereof which are asserted in writing by the Buyer, or the Company (if the Closing occurs), prior to two years from the Closing Date.

1.06     Stockholders' Representative.

                  (a) In order to efficiently administer (i) the determination of the Net Worth of the Company, the Adjusted Purchase Price and the Adjusted Amount (as defined in Subsection 12.04 hereof), (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 10 hereof, the Stockholders hereby designate James Weber as their representative (the "Stockholders' Representative").


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                  (b)  The  Stockholders   hereby  authorize  the  Stockholders'
                  Representative (i) to make all decisions relating to the determination of the Net Worth of the Company, the Adjusted Purchase Price and the Adjustment Amount, (ii) to take all
                  action   necessary  in  connection  with  the  waiver  of  any
                  condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to
                  Section 10 hereof, (iii) to give and receive all notices required to be given under the Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement.

                  (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Stockholders holding, prior to the Closing, a majority of the Shares as set forth on Schedule I attached hereto shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

                  (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and the Buyer relating to the determination of the Net Worth of the Company, the Adjusted Purchase Price or the Adjustment Amount, or the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Section 10 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (e) By their execution of this Agreement, the Stockholders agree that:

                           (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Net Worth of the Company, the Adjusted Purchase Price or the Adjustment Amount, or the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 10 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

                           (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the


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                           Stockholders'Representative under  this  Agreement,
                           except for fraud or willful breach  of  this
                           Agreement  by  the   Stockholders' Representative;

                           (iii) the provisions of this Subsection 1.06 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any
                           Stockholder may have in connection with the transactions contemplated by this Agreement;

                           (iv) remedies available at law for any breach of the provisions of this Subsection 1.06 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer or the Company brings an action to enforce the provisions of this Subsection 1.06; and

                           (v) the provisions of this Subsection 1.06 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders in proportion to their ownership of Shares as set forth on Schedule I attached hereto.

1.07 Closing. The Closing shall take place at the offices of McDowell Welch, Waterloo, Ontario, within four weeks of receipt of "Hart-Scott-Rodino" approval as required by Section 8.03, or at such other place, time or date as may be mutually agreed upon in writing by the parties. The transfer of the Shares by the Stockholders to the Buyer shall be deemed to occur at 12:01 a.m., EST, on the day of the Closing.

2.       Representations of the Stockholders Regarding the Shares

                  Each stockholder severally represents and warrants to the Buyer as follows:

                  (a) Such Stockholder has good and marketable title to the Shares which are to be transferred to the Buyer by such Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule I attached hereto sets forth a true and correct description of all Shares owned by such Stockholder.

                  (b) Such Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such


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                  Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (c) Such Stockholder is not a party to, subject to or bound by any agreement or any judgement, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyer pursuant to the terms hereof.

                  (d) Except as set forth in Section 14 hereof, no broker or finder has acted for such Stockholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

3. Representations of the Stockholders and the Company Regarding the Company.

                  Each  of  the  Stockholders  and  the  Company,   jointly  and
                  severally, represent and warrant to the Buyer that:

3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada, and has all requisite power and authority (corporate and otherwise) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to the Buyer or will be promptly provided and are complete and correct, and no amendments have been made thereto or have been authorized since date thereof.

3.02 Capitalization of the Company. The Company's authorized and issued capital stock is set forth in Schedule 3.02 attached hereto. Except as set forth in Schedule 3.02, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company;
         (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

3.03     Subsidiaries.



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                  (a) Schedule 3.03 attached hereto sets forth:

                           (i) the name and percentage ownership by the Company of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest in the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries");

                           (ii) intentionally omitted.

                           (iii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary and Affiliated Entity;

                           (iv) the names of the officers and directors of each Subsidiary and Affiliated Entity; and

                           (v) the jurisdiction in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

                  (b) Except as set forth in Schedule 3.03, the Company owns directly or indirectly all of the outstanding shares of capital stock of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

                  (c) Each of the Subsidiaries is a corporation or other entity duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority to own its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the charter, bylaws and other governing instruments of the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own any capital stock of or other equity interest in any corporation, partnership or other entity, other than the Subsidiaries. The shares of capital stock of each Subsidiary as set forth in Schedule 3.03 have been duly and validly issued and are fully paid and non-assessable.

                  (d) Except as set forth in Schedule 3.03, none of the Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

3.04 Authorization. The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and the Stockholders, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company of any of the Stockholders; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Company; (c) violate any judgement, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound. No consent or approval of any third party is required in connection with the consummation by the Company of the transactions contemplated by this Agreement, other than the consent of the Toronto Dominion Bank pursuant to its lending agreement.

3.05     Financial Statements.

                  (a) The Stockholders have previously delivered to the Buyer the audited and unaudited balance sheets of the Company and the Subsidiaries as listed in Exhibit 3.05 (the "Historical Balance Sheet") and the related statements of income, and where applicable, shareholders'equity, retained earnings and statements of cash flow of the Company and the Subsidiaries for the fiscal year then ended (collectively, the "Historical Financial Statements"). The Company's latest fiscal year end, July 31, 1996, is hereinafter referred to as the "Balance Sheet Date". The Stockholders will deliver promptly to the Buyer the unaudited consolidated balance sheet of the Company and the Subsidiaries as of November 28, 1996 (the "Interim Balance Sheet") and the related statements of income, and where applicable, shareholders' equity, retained earnings and statements of cash flow of the Company and the Subsidiaries for the four-month period then ended (collectively, the
                  "Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied consistently with past practices and, in the case of the Interim Financial Statements, have been (or will be) certified by the Company's chief financial officer.

                  (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the Subsidiaries and the results of operations of the Company's and the Subsidiaries' business for the periods indicated. With respect to contracts and commitments for the sale of goods or the provision of services by the Company and the Subsidiaries, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and any unpaid taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto.

3.06 Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected in the Interim Balance Sheet, (b) set forth on Schedule 3.06 attached hereto, or (c) incurred in the ordinary course of business or
         (d) not material in amount, either individually or in the aggregate, neither the Company nor any of the Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and the Subsidiaries taken as a whole. For purposes of this Subsection 3.06, "material" means any amount in excess of $100,000.

3.07 Litigation. Except as set forth on Schedule 3.07 attached hereto (a) there is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant)
         pending or, to the best knowledge of the Stockholders, threatened before any court or governmental agency, authority, body or arbitrator and to the best knowledge of the Stockholders, there is no basis for any such action, suit or proceeding; (b) neither the Company nor any of the Subsidiaries, nor, to the best knowledge of the Stockholders, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and (c) there is not in existence on the date hereof any order, judgement or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

3.08 Insurance. Schedule 3.08 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company or any of the Subsidiaries and of all life insurance policies maintained on the lives of any of their employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1992. True, correct and complete copies of all Insurance Policies have been previously delivered by the Stockholders or the Company to the Buyer or will be promptly provided. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Except as set forth on Schedule 3.08, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies since January 1, 1993, canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Stockholders, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.08, neither the Company nor any of the Subsidiaries has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

3.09 Personal Property. Schedule 3.09 attached hereto sets forth (i) a true, correct and complete list of all items of tangible personal property owned by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit in excess of $10,000; or not owned by the Company or any Subsidiary but in the possession of or used or useful in the business of the Company or any of the Subsidiaries and having rental Payments therefore in excess of $10,000 per month or $100,000 per year (collectively, the "Personal Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company or a Subsidiary and the circumstances under which such Property is used. Except as disclosed in Schedule 3.09:

                  (a) the Company or the relevant Subsidiary, as the case may be, has or will have at Closing good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due subject to the general security agreement in favor other Toronto Dominion Bank;

                  (b) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property described in
                  Schedule 3.09;

                  (c) each item of Personal Property not owned by the Company or a Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant Subsidiary, as the case may be, to such owner or lessor will be discharged;

                  (d) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by either the Company or the relevant Subsidiary in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

                  (e) the Company and the Subsidiaries own or otherwise have the right to use all of the Personal Property now used or useful in the operation of their business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which any of them is a party.

3.10 Intangible Property. Schedule 3.10 attached hereto sets forth: (i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as license or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 3.10:

                  (a) Subject to the general security agreement in favor of the Toronto Dominion Bank and a lien in favor of the Stockholders which will be discharged at or before Closing, the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

                  (b) the Company or the relevant Subsidiary has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

                  (c) neither the Company nor any of the Stockholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the operations, activities, products, services or publications of the Company or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

                  (d) there are no outstanding, nor to the best knowledge of the Stockholders, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.10 or with respect to infringement by a third party of any of the Intangible Property;

                  (e) the Intangible Property owned or licensed by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the relevant Subsidiary's business as presently conducted;

                  (f) the Company or the relevant Subsidiary has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

                  (g) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

                  (h) neither the Company nor the relevant Subsidiary nor any Stockholder has any knowledge that any third party in infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company or any Subsidiary has ownership rights.

3.11 Leases. Schedule 3.11 attached hereto sets forth (a) a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Stockholders or the Company to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 3.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on Schedule 3.11, there has not occurred any event which would constitute a material breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a material breach or material default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any lease and, except as set forth on Schedule 3.11, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set froth on Schedule 3.11, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries. The Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases. Any leases for which any Stockholder has any direct or indirect interest is currently and shall be renewed at or below fair market value rents.

3.12     Real Estate.

                  (a) Schedule 3.12A attached hereto contains a true, correct and complete list of (i) the addresses and legal descriptions of all real property owned by the Company or any Subsidiary (the "Real Estate"), and (ii) all liabilities, liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations affecting the Real Estate (collectively, the "Exceptions"). On the Closing Date, the Company or the relevant Subsidiary will have good, clear, record and marketable title to the Real Estate, free and clear of all such Exceptions, other that the permitted exceptions set forth on Schedule 3.12B (the "Permitted Exceptions").

                  (b) Except as set forth on Schedule 3.12A, no work has been performed on or materials supplied to the Real Estate within any applicable statutory period which could give rise to mechanics or materialman's liens.

                  (c) There is no pending or threatened condemnation or eminent domain proceeding with respect to the Real Estate.

                  (d) Except as set forth on Schedule 3.12A, there are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Estate and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate, and there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

                  (e) The Real Estate is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property.

                  (f) Except as set forth on Schedule 3.12A, all utility systems serving the Real Estate, public or private, are in good operating condition, all installation charges therefore have been fully paid and all service charges therefore have been or will be paid by the Company or the relevant Subsidiary up to and including the Closing Date. Since January 1, 1996, neither the Company nor any of the Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of its business during such period.

                  (g) Except for the South Padre Island property, the Real Estate is not located in any special flood hazard area designated by any federal, state, county or local governmental agencies having jurisdiction over the Real Estate (collectively, the "Governmental Agencies").

                  (h) The Real Estate complies with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Governmental Regulations") of any and all Governmental Agencies. The Company and its Subsidiaries have obtained, and the Stockholders or the Company have previously provided the Buyer with copies of, all consents, permits, licenses and approvals required by such Governmental Regulations. Such consents, permits, licenses and approvals are in full force and effect and have been properly and validly issued. There is no action pending or threatened by any Governmental Agencies claiming that the Real Estate violates any Governmental Regulations or threatening to shut down the business of the Company or any of the Subsidiaries.

                  (i) There are no suits, petitions, notices or proceedings pending, given or threatened by an persons or Governmental Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have an adverse effect on the Company's title to the Real Estate or the operation of the business of the Company or any Subsidiary as presently operated.

                  (j) Neither the Company nor any of the Subsidiaries has received notice from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any changes or corrective work to the Real Estate which has not been satisfied.

                  (k) All of the buildings, fixtures and other improvements located on the Real Estate are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

                  (l) Schedule 3.12A sets forth a true, correct and complete list of all title insurance policies, surveys engineering reports and hazardous waste reports prepared with respect to the Real Estate since January 1, 1992, copies of which have previously been delivered by the Stockholders or the Company to the Buyer or will be promptly provided.

3.13 Inventory. Schedule 3.13 attached hereto sets forth a true, correct and complete list of the inventory of the Company and the Subsidiaries
         (the "Inventory") as of the date hereof. The inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Company and the Subsidiaries. The value of all items of obsolete materials and of materials of below standard quality have been written down to net realizable market value and the values at which such inventory is carried reflect the normal inventory valuation policy of the Company and the Subsidiaries of stating Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

3.14 Accounts Receivable. Schedule 3.14 attached hereto sets forth a true, correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries (the "Accounts Receivable"), including the aging thereof as of the date hereof. All Accounts Receivable arose in the ordinary course of business and are collectible in the normal industry terms, using normal collection procedures, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

3.15     Tax Matters.

                  (a) Except as set forth on Schedule 3.15 attached hereto:

                           (i) Within the times and in the manner prescribed by law, the Company and each of the Subsidiaries have filed all federal, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

                           (ii) The Company and each of the Subsidiaries have paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including without limitation income, franchise, real estate, sales and withholding taxes and other employee benefits, taxes and imports;

                           (iii) To the best knowledge of the Stockholders, all tax returns filed by the Company and the Subsidiaries for the taxable years ending 1990 through 1995 constitute complete and accurate representations of the respective tax liabilities of the Company and the Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their properties and assets;

                           (iv) Neither the Company nor any of the Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;



                           (v) No examinations of the federal, state, local or foreign tax returns of the Company or any of the Subsidiaries is currently in progress nor, to the best knowledge of the Stockholders, threatened and no deficiencies have been asserted or assessed against either the Company or any of the Subsidiaries as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened;

                  (b) Schedule 3.15 attached hereto sets forth those taxable years for which the tax returns of the Company and the Subsidiaries have been reviewed or audited by applicable federal, state, local and foreign taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities. To the best knowledge of the Stockholders, no issue or issues have been raised in connection with any prior or pending review or audit of said federal, state, local or foreign tax returns which the Stockholders reasonable believe may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of the Company or any of the Subsidiaries.

3.16 Books and Records. The general ledgers and books of account of the Company and the Subsidiaries, all federal, state and local income, franchise, property and other tax returns filed by the Company and the Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

3.17     Contracts and Commitments.

                  (a) Except as set forth in Schedule 3.17(a) the Company will make available all contracts and agreements (collectively, the "Contracts"), including but not limited to:

                           (i) all loan agreements, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                           (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                           (iii) all contracts, agreements, commitments, purchase orders or other understanding or arrangements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve Payments or receipts by the Company or any of the Subsidiaries in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company or any of the Subsidiaries;

                           (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                           (v) all agency, distributor, sales representative, sales agency agreement, franchise or similar agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                           (vi) all contracts, agreements or other understandings or arrangements between the Company and any of the Subsidiaries (including, but not limited to, any tax sharing arrangements) or between the Company and any of the Stockholders or their affiliates:

                           (vii) Intentionally omitted;

                           (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous), and sales of steel scrap, prototypes, tools and dies;

                           (ix) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or any of its Subsidiaries; and

                  (b) Except as set forth on Schedule 3.17(b):

                           (i) each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms, and the Company or the relevant Subsidiary does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                           (ii) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and the Company or the relevant Subsidiary, as the case may be, has no reason to believe that is will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                           (iii) the Company or the relevant Subsidiary is not in material breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                           (iv) to the best knowledge of the Stockholders, there is no existing material breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                           (v) there are not and, since January 1, 1994, have not been, any material claims not in the normal course of business relating to the Company or any Subsidiary by customers of the Company or any of the Subsidiaries under any warranties, whether express or implied;

                           (vi) the Company and the Subsidiaries are not expressly restricted by any Contract from carrying on their business anywhere in the world; (vii) neither the Company nor any of the Subsidiaries has any written or oral contracts to sell products or perform services which are expected to be performed at, or to result in, a material loss;

                           (viii) neither the Company nor any of the Subsidiaries has experienced any shortages of components or other supplies (collectively "Supplies") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Supplies to satisfy all outstanding orders heretofore received and all orders anticipated to be received from the date hereof through December 31, 1997; and

                           (ix) neither the Company nor any of the Subsidiaries has experienced any shortages of raw materials ("Raw Materials") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Raw Materials to satisfy all outstanding orders heretofore received and all orders anticipated to be received through December 31, 1997.

                           (x) there are no other material agreements or contracts entered into by the Company or any of the Subsidiaries.

3.18 Compliance with Agreements and Laws. The Company and the Subsidiaries each have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct their respective business and own and operate their respective assets (collectively, the "Permits"). Schedule
         3.18 attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Company or the Stockholders to the Buyer. Neither the Company nor any of the Subsidiaries is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties. The business of the Company and the Subsidiaries as conducted since January 1, 1992, has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties business or prospects of the Company or any of the Subsidiaries. Except as set forth on Schedule 3.18, neither the Company nor any of the Subsidiaries has had notice or communication from any federal, state or local governmental or regulatory authority or otherwise since of any such violation or noncompliance.

3.19     Employee Relations.

                  (a) The Company and each of the Subsidiaries is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                  (b) Except as set forth on Schedule 3.19 attached hereto:

                           (i) none of the employees of the Company or the Subsidiaries is represented by any labor union;

                           (ii) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the U.S. National Labor Relations Board, or any federal, state or local agency of any jurisdiction in which the Company or its Subsidiaries conducts its operations.

                           (iii) there is no pending labor strike or other material labor trouble affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

                           (iv) there is no material labor grievance pending against the Company or any of the Subsidiaries;

                           (v) there is no pending representation question respecting the employees of the Company or any of the
                           Subsidiaries:

                           (vi)  there  are  no  material  pending   arbitration
                           proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the best knowledge of the Stockholders, any basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a Party; and

                           (vii) neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary.

                  (c) Schedule 3.19 sets forth a true, correct and complete list of the current payroll of the Company and the Subsidiaries, including the job descriptions and salary or wage rates of each of their employees, showing separately for each such person who received an annual salary in excess of $25,000 the maximum amounts paid or payable as salary and bonus Payments for the fiscal year ended 1996.

3.20     Employee Benefit Plans.

                  (a) Except as listed in Schedule 3.20 attached hereto, the Company does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, whether or not established pursuant to statute (the plans and programs listed in Schedule 3.20 are collectively referred to as the "Benefit Plans"). True, correct and complete copies of all of the written plans and agreements and related funding arrangements and true, correct and complete written descriptions of all of the oral arrangements described in such Schedule 3.20 have heretofore been delivered by the Company, or will be promptly provided. Except as set forth in Schedule 3.20, the Company does not have any written general policies or procedures in effect with respect to employees of the Company, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, automobile allowances and expense reimbursements. Any oral policies have been disclosed to the Buyer.

                  (b) The employee benefit plans included in the Benefit Plans which are required to be registered under applicable federal and provincial laws are registered under and are in compliance with all applicable federal and provincial laws and all reports, returns and filings required to be made thereunder have been made. Each of the Benefit Plans has been administered in accordance with its terms and the provisions of applicable law and has been funded in accordance with its terms and provisions of applicable law. No funds have been withdrawn by the Company from any Benefit Plans. There are no pending claims by any employee covered under the Benefit Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the Company. No promises of benefit improvement under the Benefit Plans have been made except as may be
                  required  by  law,   regulation   or   collective   bargaining
                  agreement.

                  (c) Compliance. With respect to all Employee Plans, the Company and its Affiliates are in Compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect. The Company and its Subsidiaries have in all respects performed all obligations required to be performed by them under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans.

                  (e) Retiree Benefits. No Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit the Buyer from amending any such plan to reduce or eliminate such retiree benefits.

                  (f) No Implied Rights. Nothing expressed or implied herein shall confer upon any past or present employee of the Company, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Company, the Buyer, or any successor or affiliate.

                  (m) Liabilities. Except as heretofore accrued on the Interim Financial Statements, there are no liabilities with respect to any Employee Plan which liability relates to any period prior to the Closing Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation. Without limitation of the foregoing, severance pay has been accrued for any employees who have been notified prior to the Closing Date of their termination after the Closing Date.

3.21     Absence of Certain Changes or Events.

                  (a) Except as set forth on Schedule 3.21 attached hereto, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has:

                           (i) incurred any material obligation or liability for
                            borrowed money;

                           (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Interim Balance Sheet and the Stockholders' loans and/or bonuses or commissions as listed in Schedule 1.04(e)(ii);

                           (iii) mortgaged, pledged or subjected to lien, charge or other encumbrance any of their respective properties or assets;

                           (iv) sold or purchased, assigned or transferred any of its tangible assets or canceled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                           (v) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                           (vi) suffered any net losses of personal or real property, whether insured or uninsured, and whether or not in the control of the Company or the relevant Subsidiary, as the case may be, in excess of $100,000 per occurrence or waived any rights of any value.

                           (vii) authorized any declaration or payment of dividends by the Company of any Subsidiary which is not wholly owned by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or any such Subsidiary to any of their respective stockholders with respect to any shares of their capital stock, except as set forth in Schedule 1.04(e)(ii), all of which will be paid before Closing;

                           (viii) authorized or issued recall notices for any of its products or initiated any safety investigations;

                           (ix) received notice of any litigation, material
                            warranty claim or products liability claims;

                           (x) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.20 hereof:

                           (xi) engaged any new employee for a salary in excess of $75,000 per annum;

                           (xii) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of the Company or any Subsidiary, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                           (xiii)  except  for  expenditures   outlined  in  the
                           capital spending plan in Schedule 3.21(a)(xiii), incurred any capital expenditure in excess of $25,000 in any instance or $100,000 in the aggregate;

                           (xiv) made any  material  alteration  in the manner
                           of keeping the  books,   accounts  or  records  of
                           the Company or any Subsidiary, or in the accounting practices therein reflected;

                           (xv) suffered any material adverse change in the consolidated results of operation, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole.

         (b) Neither the Company nor the Stockholders have knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole.

3.22     Customers.

         (a) Schedule 3.22 attached hereto sets forth a true, correct and complete list of (a) the names and addresses of each customer of the Company and the Subsidiaries which accounted for more than 5% of the consolidated revenues of the Company and the Subsidiaries in the fiscal year ended 1996. Except as set forth on Schedule 3.22, the Company and each of its Subsidiaries has good customer relations and none of the customers of either the Company or any of the Subsidiaries has notified the Company or the relevant Subsidiary, as the case may be, that it intends to discontinue its relationship with the Company or the relevant Subsidiary, excluding declines which may result from Buyer's acquisition of the Company and its Subsidiaries.

         (b) To the best of the Stockholders' knowledge, the three-year unit sales projections prepared by the Company and/or it Subsidiaries, which have been provided to the Buyer, support volume growth of 10% annually, excluding declines which may result from Buyer's acquisition of the Company and its Subsidiaries.

         (c)  total  sales  to  Petri  and  TRW/Izumi,   collectively,  are  not
         anticipated to exceed 15% of total consolidated sales as projected for the fiscal year ended July 31, 1997.

         (d) To the best of Stockholders' knowledge, there are no committed price reductions on Core Products in excess of 5% of the selling price as of the date of this Agreement for any customer program currently in effect or anticipated to be given within 12 months after the Closing Date except for situations where such price reductions are offset by anticipated cost reductions as set forth in Schedule 3.22(d).

3.23 Suppliers. Schedule 3.23 attached hereto sets forth a true, correct and complete list of (i) the names and addresses of each of the suppliers of the Company and the Subsidiaries which accounted for a dollar volume of purchases by the Company and the Subsidiaries in excess of $100,000 for the fiscal year ended 1996, and (ii) the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements fro continued supply from each such supplier. Except as set forth on Schedule 3.23 (a) the Company and each of the Subsidiaries has good relations with all of its suppliers.

3.24 Warranty and Product Liability Claims. Schedule 3.24 attached hereto contains a true correct and complete list of all material Warranty and product liability claims made against the Company or any of the Subsidiaries from January 1, 1994, through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those arising thereafter shall be available to the Buyer from and after the date hereof.

3.25 Prepayments and Deposits. There are no Prepayments and deposits, which have been received by the Company or any of the Subsidiaries as of the date hereof, from customers for products to be shipped, or services to be performed, after the Closing Date.

3.26 Indebtedness to and from Officers, Directors and Stockholders. Except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, as of the Closing Date neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Interim Financial Statement, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

3.27 Banking Facilities. Schedule 3.27 attached hereto sets forth a true, correct and complete list of:

                  (a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

                  (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

3.28     Powers of  Attorney  and  Suretyships.  Except as set forth on Schedule
         3.28 attached hereto, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

3.29 Conflicts of Interest. Except as set forth on Schedule 3.29 attached hereto, no officer, director or Stockholder of the Company or any Subsidiary nor, to the best knowledge of the Stockholder, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

                  (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does nor during such period did business with the Company or any of the Subsidiaries; or

                  (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

3.30 Regulatory Approvals. No consents, approvals, authorizations or other requirements are prescribed by any law, rule or regulation to be obtained or satisfied by the Company or any of the Subsidiaries nor are necessary for the execution and delivery by the Stockholders and the Company of this Agreement or any documents to be executed and delivered by the Stockholders or the Company in connection herewith.

3.31 Disclosure. The information concerning the Company and the Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. The Stockholders and the Company have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto. Copies of all documents heretofore or hereafter delivered or made available to the Buyer pursuant to this Agreement were or will be complete and accurate copies of such documents.

3.32 Conditions Existing as of November 28, 1996. As reflected in the Interim Financial Statements, the Company and its Subsidiaries have achieved the following:

                  (i) 35% Gross Margin on Core Products. Gross margin is defined as: Total Sales (net of raw materials supplied by customer) less Direct Costs. Direct Costs are defined as direct materials, direct labor and direct selling expenses excluding commissions paid to Cove Sales and Engineering. Core Products is defined as leather-wrapped steering wheels, leather-wrapped accessories, injection-molded parts and shift and lever boots.

                  (ii) 15% Earnings Before Taxes ("EBT") on Total Sales, including products other than Core Products. EBT is defined as Sales less Direct costs, both as defined in 3.32(i) less all other costs and expenses associated with the period excluding interest on Stockholders' loans.

                  (iii) Operating Cash Flow, defined as EBT plus interest (excluding interest on Stockholders' loans), non-cash charges and net change in working capital, is greater than $5 million.

3.33 Cash Available for Working Capital Purposes. On the Closing Date, the Company and the Subsidiaries will have in the aggregate available cash or borrowing capacity sufficient for working capital needs through July 31, 1997, based on the current business plans of the Company and the Subsidiaries.

3.34 Repayment of Indebtedness. On the Closing Date, the aggregate amount of long term indebtedness of the Company and the Subsidiaries shall not exceed $4 million and any short-term indebtedness of the Company and its Subsidiaries will have been incurred in the ordinary course of business.

3.35 Trade Payables. On the Closing Date, neither the Company nor any of the Subsidiaries will have any obligation in excess of $250,000 to any individual supplier or vendor of goods and services and other trade creditors outside the ordinary course of business which have been outstanding for more than 60 days.

4.       Representations of the Buyer.

         The Buyer represents and warrants to each Stockholder as follows:

4.01 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and Authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Stockholders, or will be delivered promptly after execution hereof and are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

4.02 Capitalization of the Buyer. On the date hereof, the Buyer's authorized capital stock consists of fifty million (50,000,000) shares of common stock, $.01 par value, of which 31,661,293 shares are issued and outstanding. All of the outstanding shares of capital stock of the Buyer have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and non-assessable.

4.03 Authorization. Except as set forth in Schedule 4.03 attached hereto, the execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound. Schedule 4.03 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

4.04 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement including, without limitation, "Hard-Scott-Rodino" approval, have been, or will be prior to the Closing Date, obtained and satisfied.

4.05 Disclosure. No representation or warranty by the Buyer in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule deliver or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

4.06 Investment Representation. The Buyer is acquiring the Shares from each Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

5.       Access to Information; Public Announcements.

5.01     Access to Management. Properties and Records.

                  (a) From the date of this Agreement until the Closing Date, the Stockholders and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer reasonable access upon reasonable notice to such management personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyer may have an opportunity to make such investigation as it shall reasonable desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, such books and records. The Stockholders and the Company shall furnish to the Buyer such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer shall reasonably request. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, certain information relating to customer programs, product costs by function, gross margin by product or by customer programs, suppliers and employees and other information considered to be essential to the Company's competitiveness, will not be provided to the Buyer until after receipt of "Hart-Scott-Rodino" approval.

                  (b) If the Buyer, at its option and expense, elects within ten days following the date hereof, to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the Real Estate (i) complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the Real Estate in violation of said laws, rules and regulations, (ii) complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, and (iii) does not contain any friable asbestos, the Stockholders and the Company shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to the Real Estate and necessary records, and arranging interviews with employees of the Company and the Subsidiaries.

                  (c) If the Buyer elects, at its option, within ten days following the date hereof, to have an appraisal of all or any part of the Real Estate owned by the Company, prepared by an appraiser selected by the Buyer, the Company and the Stockholders shall cooperate with such appraiser to the extent necessary to prepare the appraisal, including, without limitation, providing the appraiser with access to the Real Estate and the necessary records, and arranging interviews with employees of the Company and the Subsidiaries.

                  (d) The Stockholders and the Company shall authorize the release to the Buyer of all files pertaining to the business or operation of the Company and the Subsidiaries held by any federal, state, county or local authorities, agencies or instrumentalities. The Stockholders' and the Company's authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of the Company or any Subsidiary is necessary, the Stockholders and the Company shall exercise their best efforts to obtain such a release.

5.02     Confidentiality.

                  (a) The Company and the Stockholders have furnished and will continue to furnish the Buyer with certain information which is either non-public, confidential or proprietary in nature and which (i) [intentionally omitted], (ii) is not already known to persons other than the Company, the Stockholder, their representatives and third parties which have entered into written non-disclosure agreements with the Company and
                  (iii) has not been  independently  developed by the Buyer. All such information furnished to the Buyer its directors, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively "representatives"), by the Company , the Stockholders, or any of their respective representatives, and all analyses, compilations, data, studies or other documents prepared by the Buyer or its representatives containing or based in whole or in part on any such furnished information or reflecting the Buyer's review of, or interest in, the Company is hereinafter referred to as "Information".

                  (b) Subject to the requirements of applicable law, the Buyer hereby agrees to use the Information solely in connection with the consummation of the transactions contemplated by this Agreement and to transmit the Information only to those representatives of the Buyer who need to know the Information.

5.03 Public Announcements. The parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the

         Company, the Stockholders' Representative and the Buyer.

6. Pre-Closing Covenants of the Stockholders, the Company and the Subsidiaries. From and after the date hereof and until the Closing
         Date:

6.01 Conduct of Business. The Company and the Subsidiaries shall carry on their business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Company and the Subsidiaries shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

6.02 Absence of Material Changes. Without the prior written consent of the Buyer, neither the Company nor any of the Subsidiaries shall:

                  (a) take any action to amend its charter documents or bylaws;

                  (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

                  (c) incur any obligation or liability (absolute or contingent), except in the ordinary course of business:

                  (d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock except as disclosed on
                  Schedule 1.04(d)(ii);

                  (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their respective assets or properties;

                  (f) sell, assign, or transfer any of its assets, except for inventory sold in the ordinary course of business;

                  (g) cancel any debts or claims, except in the ordinary course of business;

                  (h) merge or consolidate with or into any corporation or other entity;

                  (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of business consistent with past practice;

                  (j) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

                  (k) waive any rights of material value;

                  (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

                  (m) take or permit any act or omission constituting a material breach or default under any contract, indenture or agreement by which it or its properties are bound;

                  (n) fail to (i) preserve the possession and control of its assets and business, (ii) attempt to keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until the Closing Date, excluding the impact of the acquisition;

                  (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary and regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

                  (p)   enter   into   any   lease,   contract,   agreement   or
                  understanding, other than those entered into in the ordinary course of business;

                  (q) incur any capital expenditure(s) in excess of $25,000 in any instance or $100,000 in the aggregate except as set forth in the capital spending plan in Schedule 3.21(a)(xiii);

                  (r) engage any new employee for a salary in excess of $75,000 per annum;

                  (s) materially alter the terms, status or funding condition of any Employee Plan; or

                  (t) commit or agree to do any of the foregoing in the future.

                  (u) Notwithstanding the foregoing, Stockholders and Company will be causing the occurrence of the transactions listed in
                  Exhibit 6.02(u).

6.03     Intentionally Omitted

6.04     Communications with Customers and Suppliers.

                  (a) The Company and each of the Subsidiaries will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Company and the Subsidiaries but expected to be shipped after the Closing Date.

                  (b) The Company, the Subsidiaries and the Buyer will cooperate in communications with suppliers and customers to accomplish the transfer of the Shares to the Buyer on the Closing Date.

6.05 Compliance with Laws. The Company and each of the Subsidiaries will comply with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which they are bound.

6.06 Continued Truth of Representations and Warranties. Neither the Stockholders nor the Company nor any Subsidiary will take any actions which would result in any of the representations or warranties set forth in Sections 2 and 3 hereof being untrue.

6.07 Continuing Obligation to Inform. From time to time prior to the Closing, the Stockholders will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date; provided, that none of such supplemental information shall constitute a material amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

6.08 Exclusive Dealing. Neither the Stockholders nor the Company will, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in the Company or any of the Subsidiaries or any merger, consolidation or business combination with the Company or any of the Subsidiaries, or
         (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Stockholders, the Company and the Subsidiaries agree to promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company, any of the Stockholders or any Subsidiary.

6.09 Reports. Taxes. The Company and the Subsidiaries will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

7.       Best Efforts to Obtain Satisfaction of Conditions.

                  The Stockholders, the Company, the Subsidiaries and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement In particular, but not by way of limitation, Buyer shall make a diligent, good faith effort to complete the "Hart-Scott-Rodino" filing as quickly as possible.

8A. Continued Truth of Representations and Warranties of the Stockholders and the Company; Compliance with Covenant and Obligations.
         The representations and warranties of the Stockholders and the Company shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date(unless expressly provided to have been given on a date prior to the Closing
         Date), except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Stockholders, the Company and the Subsidiaries shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

8B. Conditions to Obligations of the Buyer. It is the intention of the parties that this agreement be binding upon the parties hereto and may not be terminated except as provided herein. Closing shall be subject only to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer.

8.01 Continued Truth of Certain Representations and Warranties of the Stockholders and the Company. The continued truth of the following representations and warranties shall be considered Conditions to Obligations of Buyer: 3.01, 3.02, 3.03, 3.04, 3.22(c), 3.30, 3.32.

8.02 Performance by the Stockholders and the Company. At the Closing, the Stockholders and the Company shall have delivered to the Buyer a certificate signed by each such Stockholder or the President and Chief Financial Officer of the Company, as the case may be, as to their compliance with Subsection 8.01 hereof.

8.03 Governmental Approvals. All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummations by the Stockholders, the Company or the Subsidiaries of the transactions contemplated by this Agreement, including approval pursuant to "Hart-Scott-Rodino" and the operation of the business of the Company and the Subsidiaries by the Buyer shall have consented to, authorized, permitted or approved such transactions.

8.04 Consent of Lenders, Lessors and Other Third Parties. The Stockholders, the Company and the Subsidiaries shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the  Stockholders,  the Company and the  Subsidiaries to consummate the
         transactions   contemplated  by  this  Agreement,   including   without
         limitation, those set forth in Schedule 3.04 attached hereto.

8.05 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and the Subsidiaries after the Closing.

8.06 Opinion of Counsel. The Buyer shall have received an opinion of counsel to the Stockholders, the Company and the Subsidiaries, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

8.07     Intentionally Omitted.

8.08 Employment Contracts. On or prior to the Closing Date, the Buyer shall have executed Employment contracts and other arrangements with the individuals listed on Schedule 8.08 attached hereto, upon mutually agreeable terms and conditions.


8.09 No Material Adverse Change to Financial Condition. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change to the financial condition of the Company and its Subsidiaries. For purposes of this provision, Material Adverse Change is defined as either:

                  (i) Discontinuation of one or more sales programs by a customer or customers that represented 5% or more, individually or in the aggregate, of fiscal year 1996 net sales of Custom Trim, Ltd., excluding declines which may result from Buyer's acquisition of the Company and its Subsidiaries.

                  (ii) An event causing an impairment in the value of the fixed assets of the Company or its Subsidiaries in excess of $2 million in the aggregate.

8.10 Confirmation of Income and Balance Sheet Reconciliations. The Income and Balance Sheet Reconciliations for fiscal years 1992 through 1996, as attached in Schedule 8.10, are not deficient by more than $100,000 in any year, as sustained by Buyer's Auditor.

8.11 Closing Deliveries. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                  (a) the stock certificates representing the Shares duly endorsed in accordance with Subsection 1.01 of this Agreement;

                  (b) such certificates of the Company's officers and of the Stockholders and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Buyer shall reasonably request;

                  (c) a certificate of status from the appropriate Ontario ministry as to the legal existence and good standing of the Company in the Providence of Ontario;

                  (d) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

                  (e) where required by the applicable Lease, estoppel certificates from each lessor from whom the Company or any Subsidiary leases real or personal property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or such

                  Subsidiary under such Lease;

                  (f) Intentionally omitted.

                  (g) certificates of appropriate governmental officials in each state in which the Company or its Subsidiaries are required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company in each such jurisdiction (failure to obtain such certificates by Closing through no fault of Stockholders shall not constitute a breach of this condition);

                  (h) written resignations of all members of the Company's or its Subsidiaries' Board of Directors as required;

                  (i) the original corporate minute books of the Company and its Subsidiaries and all corporate seals; and

                  (j)a cross receipt executed by the Buyer and the Stockholders.

         The foregoing shall constitute the only conditions to Buyer's obligation to consummate this transaction. The sole remedies for any other breach shall be an adjustment of the purchase price in accordance with Section 1.04, a claim for indemnity in accordance with Section 10 or damages.

9.       Conditions to Obligations of the Stockholders.

         The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders:

9.01 Continued Truth, of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Stockholders' Representative. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.02 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

9.03 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approval such transactions.

9.04 Consents of Lenders, Lessors and Other Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on
         Schedule 4.03 attached hereto.

9.05 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the Shares.

9.06     Intentionally Omitted.

9.07 Closing Deliveries. The Stockholders shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                  (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 9 as the Stockholders' Representative shall reasonably request;

                  (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

                  (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws delivered pursuant to Subsection 4.01;

                  (d) payment of the Base Purchase Price; and

                 (e) a cross receipt executed by the Buyer and the Stockholders.

10.      Indemnification.

10.01 By the Stockholders and the Company. If the Closing occurs, the Stockholders, jointly and severally, hereby indemnify and hold harmless the Buyer and the Company, and if the Closing does not occur, the Stockholders and the Company, jointly and severally, hereby indemnify and hold harmless the Buyer, from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following (a "Breach of Warranty"):

                  (a) any misrepresentation or breach of any representation or warranty made by the Stockholders or the Company in this Agreement;


                  (b) any breach of any covenant, agreement or obligation of the Stockholders or the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

                  (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Stockholders or the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                  (d) any violation by the Company of, or any failure by the Company to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Company, its assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (A) in order to bring the Company into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (B) in connection with the transfer of the Shares;

                  (e) any claims against, or liabilities or obligations of, the Company with respect to obligations under Employee Plans not specifically assumed by the Buyer pursuant to this Agreement.

10.02 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 10, the Buyer or the Company, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify the Stockholders' Representative of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders; provided, however, that if suit shall have been instituted against the Indemnified Party and the Stockholders' Representative shall not have taken control of such suit after notification thereof as provided in Subsection 10.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Stockholders' Representative as provided in Subsection 10.03. Any amount recoverable hereunder shall be the net amount of loss suffered after taking into account any benefits which the Indemnified Party may otherwise enjoy relating to the circumstances giving rise to such claim. Notwithstanding the foregoing, Seller shall not be obligated to indemnify and hold the Buyer harmless for any such loss, liability, damage, or expense unless (i) the amount for which indemnity would otherwise be due for any single item of loss, liability, damage or expense exceeds Twenty-Five Thousand Dollars ($25,000), or (ii) the total of all amounts for which indemnity would otherwise be due for all such single items exceeds One Hundred Thousand Dollars ($100,000).

10.03 Defense by the Stockholders. In connection with any claim which may give rise to, indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Stockholders' Representative, at the sole cost and expense of the Stockholders, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Stockholders' Representative acknowledges to the Indemnified Party in writing the obligation of the Stockholders to indemnify the Indemnified Party with respect to all elements of such claim. If the Stockholders' Representative assumes the defense of any such claim or legal proceeding, the Stockholders' Representative shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Stockholders shall take all steps necessary in the defense or settlement thereof. The Stockholders' Representative shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Stockholders' Representative does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Stockholders' Representative, on such terms as the Indemnified Party may deem appropriate, and (b) the Stockholders' Representative shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Stockholders or the Stockholders' Representative thereafter seek to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Stockholders or the Stockholders' Representative shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

10.04 Payment of Indemnification Obligation. Each of the Stockholders hereby agrees that any claim for indemnification by the Buyer, or the Company (if the Closing occurs), under this Section 10 or under any other provision of this Agreement, including, without limitation, Subsections 1.03, 1.04, and 12.04 hereof, may, at the option of the Buyer or the Company, as the case may be, be offset against any amount remaining in the Reserve Account following any adjustment pursuant to Subsection
         1.04 hereof. All indemnification by the Stockholders hereunder (to the extent not satisfied in the manner specified in the preceding sentence), and any indemnification by the Company if the Closing does not occur, shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

10.05 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Stockholders and the Company in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of two years. All such representations and warranties shall expire on the second anniversary of the Closing Date, except for claims, if any, (a) asserted in writing prior to such anniversary identified as a claim for indemnification pursuant to this Section 10, or (b) which are based upon fraud by any of the Stockholders, which shall survive until finally resolved and satisfied in full.

11.      Post-Closing Agreements.

         The Stockholders agree that from and after the Closing Date:

11.01    Proprietary Information.

                  (a) Each of the Stockholders and each of their affiliates (for purposes of this section, as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) (individually, an "Affiliate" and collectively "Affiliates") shall hold in confidence and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by any such Stockholder or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and the Subsidiaries and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Stockholders.

                  (b) If (i) the employment of an officer, director or other employee of a Stockholder or any Affiliate thereof, to whom secret or confidential knowledge or information concerning the business of the Company or the Subsidiaries has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such knowledge or information in confidence after such termination, the Stockholders shall, up request by the Buyer, take all reasonable steps at their expense to enforce such confidentiality obligation in the event of an actual or threatened breach thereof. Any legal counsel retained by any such Stockholder in connection with any such enforcement or attempted enforcement shall be selected by such Stockholder, but shall be subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

                  (c) Each Stockholder agrees that the remedy at law for any breach of this Subsection 11.01 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 11.01.

11.02 No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of 2 years after the Closing Date, no Stockholder nor any Affiliate thereof shall (a) solicit any person who was an employee of either the Company or any of the Subsidiaries on the date hereof or the Closing Date to terminate his employment with the Buyer (or the

         Company or any of the Subsidiaries, as the case may be) or to become an employee of such Stockholder or Affiliate, or (b) hire any person who was such an employee on the date hereof or on the Closing Date.

11.03    Non-Competition Agreement.

                  (a) For a period of 5 years after the Closing Date, no Stockholder nor any Affiliate thereof shall, except as an officer or employee of the Company: (i) develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured by either the Company or any of the Subsidiaries on or prior to the Closing Date, or (ii) engage in any business competitive with the business of the Company or any of the Subsidiaries as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Company or any of the Subsidiaries conducted its business during the two years prior to the Closing Date.

                  (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 11.03 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision is essential to the bargain between the parties and shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United Sates of America where this provision is intended to be effective. The Stockholders agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

12.      Termination of Agreement; Option to Proceed; Damages.

12.01 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., EST on March 15, 1997, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Company, the Buyer and the Stockholders' Representative (whose consent shall bind each of the Stockholders).

12.02 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Stockholders or the Company under this Agreement, and the Stockholders shall have no further obligation or liability to the Buyer under this Agreement.

12.03 Termination by Reason of Breach. This Agreement may be terminated by the Stockholders, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Stockholders, the Company or any of the Subsidiaries or the failure of the Stockholder, the Company or any of the Subsidiaries to perform any condition or obligation hereunder (such a breach by the Stockholders, the Company or any of the Subsidiaries shall be referred to herein as a "Pre-Closing Breach").

12.04    Option to Proceed.

                  (a) Notwithstanding a Pre-Closing Breach by the Stockholders, the Company or any of the Subsidiaries, or the inability of the Stockholders to give title, make conveyance or deliver possession of any of the Shares, or to satisfy all of the terms and conditions precedent to Closing as set forth in this Agreement, all as herein stipulated, the Buyer may elect by written notice given to the Stockholders' Representative at or prior to the Closing Date either to (i) terminate this Agreement, or (ii) extend the scheduled Closing Date by 30 days, during which period the Stockholders shall use their best efforts to remove all encumbrances, if any, not permitted by the terms of this Agreement, and shall use reasonable efforts to remove all other defects in title, and to deliver possession and good, clear and marketable title to the Shares and to satisfy all other conditions to closing as provided herein, and to make the assets of the Company and the Subsidiaries conform to the provisions herein, as the case may be. If the Stockholders are unable, upon expiration of such 30-day period, to remove all such encumbrances and defects and to satisfy all such conditions to Closing, the Buyer may elect, by written notice given to the Stockholders' Representative, to (x) terminate this Agreement, (y) take title to the Shares, or (z) extend the Closing Date for an additional 30 days.

                  (b) If the Buyer elects to extend the Closing Date for an additional 30 days pursuant to clause (z) of paragraph (a) above, the Buyer and the Stockholders' Representative shall, within the 30-day period specified in clause (z) of paragraph
                  (a) above, agree upon the amount of the diminution in the value of the Shares being transferred to the Buyer as a result of the Pre-Closing Breach or the cost to the Buyer of curing such defect (the "Adjustment Amount"), and the Base Purchase Price shall be reduced by the Adjustment Amount. The Buyer and the Stockholders' Representative shall use their best efforts to agree upon the Adjustment Amount within such 30-day period; provided, however, that if the Buyer and the Stockholders' Representative cannot agree upon the Adjustment Amount within such 30-day period, the Buyer may terminate this Agreement in accordance with clause (i) of paragraph (a) above.

12.05 Availability of Remedies at Law. In the event this Agreement is terminated by the Buyer or the Stockholders, pursuant to the provisions of this Section 12, the parties hereto shall have available to them all remedies afforded to them by applicable law.

13. Governing Law/Jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Any legal proceedings related to this Agreement shall be filed in and resolved by the federal courts of the State of Michigan, to whose jurisdiction the parties hereby consent.

14.      Brokers.

14.01 For the Stockholders, the Company and the Subsidiaries. Each of the Stockholders, the Company and the Subsidiaries represent and warrant that, no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Stockholders jointly and severally agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Stockholders, the Company or the Subsidiaries.

14.02 For the Buyer. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Stockholders against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

15.      Notices.

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

           To the Buyer:

                                    BREED Technologies, Inc.
                                    5300 Old Tampa Highway
                                    Lakeland, FL  33811
                                    ATTN: General Counsel

          To the Stockholders: [c/o the Stockholders' Representative]:

                                    James Weber
                                    c/o McDowell Welch
                                    100 Regina St. South, Suite 290
                                    Waterloo, Ontario N2J 4P9

         Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail.

16.      Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders, the Company and the Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholders, the Company or the Subsidiaries from any obligation or liability under this Agreement.

17.      Entire Agreement; Amendments; Attachments.

                  (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Board of Directors or officers authorized by such Board, and the Stockholders holding a majority of the Shares (who shall have the authority to bind all of the Stockholders) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and such majority of the Stockholders.

                  (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

18.      Severability.

         Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provision hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

19.      Investigation of the Parties.

         All representations and warranties contained herein which are made to the best Knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

20.      Expenses.

         Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Stockholders, jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the fees or expenses incurred in connection with this transaction by the Stockholders or the Stockholders' Representative, including, without limitation, the fees and expenses of counsel to the Stockholders, be billed to or paid by the Company or any Subsidiary. Each Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.

21.      Intentionally Omitted.

22.      Intentionally Omitted.

23.      Section Headings.

         The section  headings are for the  convenience of the parties and in no
         way  alter,   modify,   amend,   limit,  or  restrict  the  contractual
         obligations of the parties.

24.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

         Witness:                            BREED TECHNOLOGIES, INC.

                                             By: /s/ Charles J. Speranzella, Jr.
                                                 Charles J. Speranzella, Jr.

                                                 /S/ George Chuchman
                                                 George Chuchman

                                                 /s/ James E. Weber
                                                 James E. Weber

                                                 /s/ Adrian Raetsen
                                                 Adrian Raetsen

                                                 /s/ Detlef Martell
                                                 Detlef Martell

                                             CARMADY HOLDINGS, LTD.

                                             By: /s/ Carole Epstein
                                                 Carole Epstein

                                             By: /s/ Marvin Epstein
                                                 Marvin Epstein

                                             By: /s/ Wendy Katz
                                                 Wendy Katz

                                             R.A.M. HOLDINGS, INC.

                                             By: /S/ Roman Maksymiw
                                                 Roman Maksymiw

                                             By: /S/ Oksana Maksymiw
                                                 Oksana Maksymiw

                              SCHEDULE 1.03

                       CONTINGENT SHARE PROCEEDS


It is the intention of "Buyer" to pay to the "Stockholders" additional share proceeds of up to $5,000,000, contingent upon the "Company" achieving specified levels of financial performance for each of five consecutive 12 month fiscal periods commencing July 1, 1997.

For the purposes of the component of the "Agreement", the following definitions shall apply:

"Contribution Margin after Directs" shall consist of "Sales Value" less "Base Costs", "Sales Costs", "Direct Labour", and "Direct Material" based on the consolidated financial records of BTI Investments Inc.

"Sales Values" consist of invoice amounts for third party sales and, in the case of internal or non-arms length sales, an imputed value consistent with comparable pricing for comparable product sold to external parties.

"Base Cost" consists of the cost of steering wheel bases and other major components which are not subject to normal mark-up.

"Sales Cost" consists of sales commissions costs for sales services rendered by arms-length independent sales agents and the cost of incentive or discount programs impacting the "Sales Value" such as volume discounts, long-term price reduction programs, etc.

"Direct Material" consists of the material purchase cost (excluding the "Base Cost") as determined in accordance with the methods employed in prior fiscal years.

"Direct Labour" consists of the cost of direct labour including benefits related thereto as determined in accordance with the methods employed in prior fiscal years.

The following represents the minimum financial performance levels that must be met for each of the applicable 12 month fiscal periods as indicated in the period end records:

                                     Minimum                         Annual
  12 Month                      "Contribution Margin           Contingent Share
  Fiscal Period                    After Directs"              Proceeds Earned

  June 30, 1998                      $44,000,000                     $  500,000
  June 30, 1999                      $48,400,000                     $  500,000
  June 30, 2000                      $53,240,000                     $1,000,000
  June 30, 2001                      $58,564,000                     $1,500,000
  June 30, 2002                      $64,420,000                     $1,500,000

In each fiscal period that the minimum "contribution margin after directs" is met or exceeded, the corresponding contingent share proceeds amount reflected above will be accrued to the credit of the "Stockholders".


For the purposes of calculating the "contribution margin after directs" for the fiscal periods ending June 30, 2001 and June 30, 2002, the percentage of sales cost, direct labour and material to the sales value shall not exceed the percentage amounts actually experienced for each cost element for the year ended June 3, 2000. To the extent that the actual percentage experienced for each category cost in 2001 or 2002 exceeds the category percentages experienced in the fiscal year ended June 30, 2000, the actual excess cost so experienced would be ignored for the purposes of the "contribution after directs" calculation for that particular year.

The total of the annual contingent share proceeds amounts earned will be paid to the stockholders on or before September 1, 2002.

The ability for the company to meet the performance objectives is contingent upon continued investments in technology, processes, and material/supplier development in amounts consistent with prior years. Breed warrants continued commitment to these practices provided historical practices continue to indicate corresponding returns and reflect sound business practice.

The "Stockholders" will notify the "Buyer" promptly in writing of any investment decision that, in the opinion of the "Stockholders" is inconsistent with prior investment practices and will have a material negative impact on the "Stockholders'" ability to meet the targeted minimums.

Any significant changes directed by Breed in the corporate operating structure that has a material negative impact on the "contribution after directs" as calculated for any fiscal period, will be quantified and the mutually agreed upon impact will be adjusted accordingly.

To the extent that any such changes may have occurred, it is the responsibility of the "Stockholders" to notify the "Buyer" of such change and the negative impact thereof on the performance in any fiscal period within 90 days of the applicable impacted period end.

The "Stockholders" will have the burden of establishing that investment decision or change in corporate operating structure did, in fact, negatively affect the "Stockholders'" ability to meet the minimums.

In  the  event  of  a  dispute  and/or  to  measure  performance   "Stockholders
Representative" will be provided reasonable access to the "Company" books and records for the purpose of establishing the "Stockholders" claim or compliance.

Any amounts paid pursuant to this element of the agreement will be allocated to the stockholders on the following basis:

                     CONTINGENT SHARE PROCEEDS ALLOCATION

Payor                  Recipient            # of Shares                    %
------------------------------------------------------------------------------

Redemption 1

BTI Investments        Adrian Raetsen       290                            .3
BTI Investments        Jim Weber            290                            .3
BTI Investments        RAM Holdings         2199                          2.2


Redemption 2

BTI Investments        Mondem                       16,522               16.9
BTI Investments        Adrian Raetsen                1,821                1.9
BTI Investments        1221049 Ontario Inc.          9,475                9.7
BTI Investments        Jim Weber                     1,620                1.7
BTI Investments        Ike T Inc.                    9,475                9.7
BTI Investments        RAM Holdings                  9,475                9.7
BTI Investments        George Chuchman              41,314               42.3
BTI Investments        Detlef Martell                2,842                2.9


Sale of Shares

Breed Canada           Adrian Raetsen                1,127                 1.2
Breed Canada           Jim Weber                     1,128                 1.2
                                                     -----                 ---
                                                    97,578               100.0
                                                    ======               =====

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (the "Amendment") is made as of the 25th day of February, 1997 by and among BREED Technologies, Inc., a United States corporation, organized under the laws of the State of Delaware ("BREED"), 1224194 Ontario, Inc., an Ontario, Canada corporation, BTI Investments, Inc., an Ontario, Canada corporation ("BTI"), the Original Stockholders listed on
Schedule I attached hereto, and the Successor Stockholders listed on Schedule I.

          Preliminary Statement

1. BREED, BTI and the Original Stockholders entered into a Stock Purchase Agreement dated January 3, 1997 (the "Agreement").

2. BREED, BTI and the Original Stockholders wish to amend the Agreement to reflect certain agreements and understandings between the parties.

3. BREED and the Original Stockholders further wish to assign their interests to other entities or individuals, without, however, relieving themselves of their respective rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Throughout the Agreement, 1224194 Ontario, Inc. shall be deemed the "Buyer" and the Successor Stockholders shall be deemed the "Stockholders". Notwithstanding this change in designation, BREED shall remain responsible for and be entitled to all of the rights, responsibilities, liabilities and obligations of the Buyer under the Agreement and the Original Stockholders shall remain responsible for and be entitled to all of the rights, responsibilities, liabilities and obligations of the Stockholders under the Agreement according to their respective percentage ownership of BTI on January 3, 1997.

2.                Paragraph 1.01 is revised to read as follows:

                  1.01 Purchase of the Shares from the Stockholders.  Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder either directly or indirectly, all of the Shares and/or interest owned by such Stockholder, as set forth opposite each Stockholder's name on Schedule I attached hereto. The consideration shall be allocated to discharge shareholder loans, purchase shares and to fund the redemption of Shares as described in Schedule 1.01. At the Closing each

                  Stockholder  shall,  to the extent  each  Stockholder  retains
                  Shares at Closing, deliver to the Buyer certificates evidencing the shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by such Stockholder.

2.        Paragraph 1.03 (b) (i) is revised to read as follows:

                                            (i)      the   total  sum  of  Sixty
                                                     Seven  Million Five Hundred
                                                     Thousand            Dollars
                                                     $67,500,000   by  check  or
                                                     wire       transfer      of
                                                     immediately available funds
                                                     to be distributed according
                                                     to Exhibit 1.01.

3. Paragraph 1.04 (a) is revised by substituting the following for the last sentence of this subparagraph:

                                            The Closing  Balance  Sheet shall be
                                            prepared    in    accordance    with
                                            generally    accepted     accounting
                                            principles applied consistently with
                                            the Company's  past practice (to the
                                            extent that such past  practice  was
                                            in   accordance    with    generally
                                            accepted   accounting   principles),
                                            without any  adjustments  applicable
                                            solely    as   a   result   of   the
                                            acquisition  of  the  Shares  by the
                                            Buyer on the Closing  Date,  or as a
                                            result  of  the  redemption  of  the
                                            Shares  by  the   Company   and  the
                                            related   repayment  of  Stockholder
                                            loans and shall be certified without
                                            qualification   by   the   Company's
                                            Auditor.

4.        Paragraph 1.06 (b) is revised by adding the following subsection (v):

          (v) to represent Stockholders in all post-closing matters, including the settlement of the Escrow Account established pursuant to paragraph 1.03(b)(ii).

5. Paragraph 3.05 is revised to reflect that the date of the Interim Balance Sheet shall be November 23, 1996.

6. Paragraph 3.09 is revised to reflect that a Schedule of Personal Property shall not be required to be attached to the Agreement. In all other respects, the Paragraph shall remain in effect.

7. Paragraph 3.13 is revised to reflect that a Schedule of Inventory is not required to be attached to the Agreement. In all other respects, the Paragraph shall remain in effect.

8. Paragraph 3.14 is revised to reflect that a Schedule of Accounts Receivable is not required to be attached to the Agreement. In all other respects, the Paragraph shall remain in effect.

9.        Paragraph 3.18 is revised as follows:

                  a. The first sentence of this paragraph is revised to read as follows:

                     3.18 Compliance with Agreements and Laws.
                     Except as disclosed in Schedule 3.18, the Company and the Subsidiaries each have all requisite licenses,  permits and certificates,
                                            including environmental,  health and
                                            safety permits, from federal,  state
                                            and local  authorities  necessary to
                                            conduct  their  respective  business
                                            and own and operate their respective
                                            assets      (collectively,       the
                                            "Permits").

                  b. The second sentence of this paragraph is deleted in its entirety.

10.               The heading of Paragraph 3.32 is revised to read :

                  Conditions  Existing  as of November 23, 1996.

11. Paragraph 4.01 is revised to reflect that the Buyer is duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada.

12.               Paragraph 4.02 is deleted in its entirety.

13.               Paragraph 4.04 is revised to add the following:

                  Buyer has filed a notification with the Federal Competition Commission of the Mexican government but will not, as of the date of closing, have received approval.

14. The preparatory language of Paragraph 6.02 is revised to read as follows:

                  6.02 Absence of Material Changes. Except as set forth in Paragraph 6.03, without the prior written consent of the Buyer, neither the Company nor any of the Subsidiaries shall:

15.               Paragraph 6.03 is revised as follows:

                  6.03 Transaction Structure. At the request of the Original Stockholders the form of the transaction and the payment of consideration shall follow that described in Schedule 1.01.

16. Paragraph 9.03 is revised to add the following preparatory language:

                                            With the  exception  of the approval
                                            of the Mexican  Federal  Competition
                                            Commission, ...

17.               Paragraph 10.01 is revised to add the following subparagraphs:

                                         (f) the Stockholders'  restructuring
                                         of the sales  transaction  from that
                                         originally     contemplated,      as
                                         referenced  in  paragraph  6.03  and
                                         described  in  Schedule  1.01 net of
                                         amounts  specifically  set  aside to
                                         fund an obligation.

                  (g) the litigation matter identified in Schedule 3.07 entitled Salazar and Salazar, et als (Cause No. 97-01-86A) as it may be amended from time to time.

18.               Paragraph 10.02 is revised as follows:

                  a. The entire paragraph, excluding the final sentence shall be re-numbered as subparagraph (a).

                  b. The final sentence shall be revised to read as follows:

                     (b) Except as provided in subparagraphs (c) below, the Stockholders shall not be obligated to indemnify and hold the Buyer harmless for any such loss, liability, damage or expense unless (i) the amount for which indemnity would otherwise be due for any single item of loss, liability, damage or expense exceeds Twenty-Five Thousand Dollars ($25,000), or (ii) the total of all amounts for which indemnity would otherwise be due for all such single items exceeds
                     One Hundred Thousand Dollars ($100,000).

                  c. The following two subparagraphs shall be added:

                     (c) the minimum thresholds of paragraph 10.02 (b) shall not apply to the indemnification obligation of paragraph 10.01(f).

                     (d) With    regard    to    the indemnification  obligation
                     of paragraph 10.01(g),  the Stockholders'    obligation
                     shall  exist  only  to  the extent    the     Company's
                     liability for this matter(through settlement, judgment or otherwise)exceeds $500,000 over any insurance coverage.

19. Paragraph 10.04 is revised to add the following to the end of the paragraph:

                                            Notwithstanding  the foregoing,  any
                                            indemnification  obligation  for tax
                                            liabilities which extends beyond two
                                            years  from  Closing  may be  offset
                                            against any  amounts  owed under the
                                            Earn  Out  referenced  in  Paragraph
                                            1.03 (a) (ii).

20. Paragraph 10.05 is revised to add the following to the end of the paragraph:

                                            Notwithstanding  the foregoing,  the
                                            Buyer shall have four years from the
                                            Closing   to   assert   claims   for
                                            indemnification   relating   to  tax
                                            liability  in excess  of  reasonable
                                            provisions    established   in   the
                                            closing  balance  sheet  prepared in
                                            accordance  with Generally  Accepted
                                            Accounting Principles.

21. By signing this Amendment, BTI hereby ratifies its Agreement to be bound by the terms and conditions of the Agreement.

22. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

Except as set forth above, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of and on the date first above written.


Witness:                            BREED TECHNOLOGIES, INC.

                                    By:  /s/ Stuart D. Boyd
                                         Stuart D. Boyd

                                    BTI INVESTMENTS, INC.

                                    By:  /s/ James E. Weber
                                         James E. Weber

                                    1224194 ONTARIO, INC.

                                    By:  /s/ Stuart D. Boyd
                                         Stuart D. Boyd

                                        /s/ George Chuchman
                                         George Chuchman
                                         (as Original and Successor Stockholder)

                                         /s/ James E. Weber
                                         James E. Weber
                                         (as Original and Successor Stockholder)

                                         /s/ Adrian Raetsen
                                         Adrian Raetsen
                                         (as Original and Successor Stockholder)

                                         /s/ Detlef Martell
                                         Detlef Martell
                                         (as Original and Successor Stockholder)

                                    R.A.M. HOLDINGS INC.
                                    (As Original and Successor Stockholder)

                                    By: /s/ Roman Maksymiw
                                        Roman Maksymiw


                                   MONDEM HOLDINGS LIMITED
                                   (formerly known as Carmady Holdings Ltd.)
                                   (As Original and Successor Stockholder)


                                   By: /s/ Marvin Epstein
                                       Marvin Epstein


                                   IKE T. INC.

                                   By: /s/ James E. Weber
                                       James E. Weber


                                   1221049 ONTARIO INC.

                                   By: /s/ Adrian Raetsen
                                       Adrian Raetsen